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                                                                  EXHIBIT 5.1


February 10, 1997



Statia Terminals International N.V.
Statia Terminals Canada, Incorporated
and the Subsidiary Guarantors

c/o Statia Terminals, Inc.
800 Fairway Drive
Suite 295
Deerfield Beach, FL 33441


Ladies and Gentlemen:

     We have acted as special counsel to each of Statia Terminals International N.V., a Netherlands Antilles corporation ("Statia"), Statia Terminals Canada Incorporated, a corporation organized under the federal laws of Canada ("Statia Canada" and together with Statia, the "Issuers"), Statia Terminals N.V., a Netherlands Antilles corporation ("STNV"), Saba Trustcompany N.V., a Netherlands Antilles corporation ("Saba"), Bicen Development Corporation N.V., a Netherlands Antilles Corporation ("Bicen"), Point Tupper Marine Services Limited, a Canadian corporation ("PTMS"), Statia Terminals Delaware, Inc., a Delaware corporation ("Statia Delaware"), Statia Delaware Holdco II, Inc. ("Holdco"), Statia Terminals Inc., a Delaware corporation ("STI"), Statia Terminals Southwest, Inc., a Texas corporation ("STS"), W.P. Company, Inc., a Delaware corporation ("WPCo"), Seven Seas Steamship Company, Inc., a Florida corporation ("Seven Seas"), Seven Seas Steamship (Sint Eustatius) N.V., a Netherlands Antilles corporation ("Seven Seas N.V."), Statia Laboratory Services N.V., a Netherlands Antilles corporation ("Statia Lab"), Statia Tugs N.V., a Netherlands Antilles

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Statia Terminals International N.V.
Statia Terminals Canada, Incorporated
Page 2


corporation ("Statia Tugs") and Statia Terminals Corporation N.V., a Netherlands Antilles corporation ("STCNV," and together with STNV, Saba, Bicen, PTMS, Statia Delaware, Holdco, STI, STS, WPCo., Seven Seas, Seven Seas N.V., Statia Lab and Statia Tugs, collectively, the "Subsidiary Guarantors"; STNV, Saba, Bicen, PTMS, Seven Seas N.V., Statia Lab, Statia Tugs and STCNV being hereinafter referred to collectively as the "Foreign Subsidiary Guarantors"), in connection with the Registration Statement on Form S-4 (the "Registration Statement"), to be filed with the Securities Exchange Commission in connection with the registration under the Securities Act of 1933, as amended, of $135 million aggregate principal amount of 11 3/4% First Mortgage Notes due 2003, Series B of the Issuers (the "New Notes") and the guarantees of the New Notes by the Subsidiary Guarantors (the "New Guarantees") to be offered and issued by the Issuers, under an Indenture dated as of November 27, 1996 among the Issuers, the Subsidiary Guarantors and Marine Midland Bank, as Trustee.

           Based upon the foregoing, we are of the opinion that:

           1. Assuming that the issuance of the New Notes has been duly and validly authorized by each of the Issuers, and when the New Notes have been duly executed and delivered by each of the Issuers, the New Notes will be legally valid and binding obligations of the Issuers, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (regardless of whether the issue of enforeceability is considered in a proceeding in equity or at law).

           2. Assuming that the issuance of the New Guarantees has been duly and validly authorized by each of the Foreign Subsidiary Guarantors, and when the New Guarantees have been duly executed and delivered by each of the Subsidiary Guarantors, the New Guarantees will be legally valid and binding obligations of the Subsidiary Guarantors, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (regardless of whether the issue of enforceability is considered in a proceeding in equity or at law).

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Statia Terminals International N.V.
Statia Terminals Canada, Incorporated
Page 3



           3. Subject to the assumptions and limitations contained therein, we hereby confirm our opinion set forth in the Prospectus under the heading "U.S. Federal Income Taxation."

           The foregoing opinions are based upon the laws of the United States (including the Internal Revenue Code of 1986, as amended), the Treasury regulations issued thereunder, the administrative and judicial interpretations thereof, in each case as in effect on the date hereof. All of the foregoing are subject to change, which change could apply retroactively and could adversely affect such opinions.

           We hereby consent to the filing with the Securities and Exchange Commission of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the headings, "Legal Matters" and "U.S. Federal Income Taxation," in the Prospectus which is part of the Registration Statement. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

                                                 Very truly yours,


                                                 White & Case


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